EXHIBIT 99.8(R)

NAT INT SA II

Amendment No. 1 To Fund Participation Agreement

by and among

National Integrity Life Insurance Company

and

Touchstone Variable Series Trust

WHEREAS, Touchstone Variable Series Trust (the “Trust”) and National Integrity Life Insurance Company (“National Integrity Life”) have previously entered into a Fund Participation Agreement dated as of April 30, 2001 (the “Agreement”) containing certain notice information and Portfolio information ; and

WHEREAS, National Integrity Life is moving its executive and administrative offices; and;

WHEREAS, Exhibit A to the Agreement requires updating to reflect a current and complete list of Portfolios;

NOW, THEREFORE, the parties do hereby agree to amend the Agreement by substituting the following language in place of any inconsistent language in the Agreement, wherever found:

1.                                       Section 17(a) captioned “Notices” is changed to read: “If to National Integrity Life (for itself or on behalf of any Separate Account or any Sub-Account): National Integrity Life Insurance Company, 400 Broadway Street, Cincinnati, Ohio 45202, FAX: (513) 629-1044, Attention: Kevin L. Howard, General Counsel.”

2.                                       Exhibit A to the Agreement, which is also referred to as Schedule A in Section 14.1, is replaced with the Exhibit A attached hereto.  The information described in Section 14.1 as contained in Schedule B, which is a list of National Integrity Life Separate Accounts, is included in Exhibit A, so any references to Schedule B, which does not currently exist in the Agreement, shall be read to mean Exhibit A.

IN WITNESS WHEREOF we have set our hand as of the 26th day of January, 2006.

TOUCHSTONE VARIABLE SERIES TRUST

By:	/s/Tina Bloom
Name:	Tina Bloom
Title:	Secretary

NATIONAL INTEGRITY LIFE INSURANCE COMPANY

By:	/s/Kevin L. Howard
Name:	Kevin L. Howard
Title:	SVP & General Counsel

NAT INT SA II

EXHIBIT A

Effective May 1, 2006

Fund Participation Agreement

National Integrity Life Insurance Company and Touchstone Variable Series Trust

Portfolios:

Touchstone VST Balanced Fund

Touchstone VST Baron Small Cap Fund

Touchstone VST Core Bond Fund

Touchstone VST Eagle Capital Appreciation Fund

Touchstone VST Enhanced Dividend 30 Fund

Touchstone VST Growth & Income Fund

Touchstone VST High Yield Fund

Touchstone VST Mid Cap Growth Fund

Touchstone VST Money Market Fund

Touchstone VST Third Avenue Value Fund

Touchstone VST Value Plus Fund

Touchstone VST Conservative ETF Fund

Touchstone VST Moderate ETF Fund

Touchstone VST Aggressive ETF Fund

Touchstone VST Enhanced ETF Fund

Separate Accounts:

Separate Account I of National Integrity Life Insurance Company

established May 19, 1986

1940 Act Number: 811-04846

Separate Account II of National Integrity Life Insurance Company

established May 21, 1992

1940 Act Number: 811-07132